Equicap, Inc. Enters into Agreements to Acquire Usunco Automotive Limited and for a Private Placement Financing

Hangzhou, China -- March 8, 2007 - Equicap, Inc. (“EQPI”) (OTCBB: EQPI.OB) announced today that it has signed agreements for a share exchange transaction with the stockholders of Usunco Automotive Limited (“Usunco”), a British Virgin Islands corporation, and a related private placement financing transaction of common stock to institutional investors. Each transaction is contingent on the other. It is anticipated that the transactions will close within several days, once several conditions to each transaction are met.

Usunco is a developer and distributor of mid size diesel engines and automotive parts from suppliers in the People’s Republic of China to customers in China, North America and other regions. Usunco owns 100% of the equity interest of IBC Automotive Products, Inc., the North American arm of Usunco, and 75% of the equity interest of Zhejiang ZhongChai Machinery Co., Ltd., which serves as the Chinese arm of Usunco business.

The common stock being offered will not be and has not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy the common stock.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” relating to the business of EQPI and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “believes, expects” or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on EQPI’s current expectations and beliefs concerning future developments and their potential effects on EQPI There can be no assurance that future developments affecting EQPI will be those anticipated by EQPI. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. EQPI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.